CONSENT OF DOUGLASS H. GRAVES

The undersigned hereby consents to:

(i)

the filing of the written disclosure (the “Technical Disclosure”) regarding (a) the technical report entitled “Technical Report, North Rolling Pin Property, Campbell County, Wyoming, U.S.A.” dated June 4, 2010, (b) the technical report entitled “Technical Report, Reno Creek Property, Campbell County, Wyoming, U.S.A.” dated October 13, 2010, and (c) the technical report entitled “Technical Report, West North Butte Satellite Properties, Campbell County, Wyoming, U.S.A.” dated December 9, 2008, in the Management Information Circular (the “MIC”) of Energy Fuels Inc. (the “Company”) being included as an exhibit to the Company’s Form 6-K (the “6-K”);

(ii)

the incorporation by reference of such Technical Disclosure in the MIC and the 6-K into the Company’s Form S-8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”); and

(iii)	the use of my name in the 6-K, the MIC and the S-8.

/s/ Douglass H. Graves
Douglass H. Graves, P.E.

Date: June 23, 2015